EXHIBIT (d)(3)
                                                                  --------------


                          BERKSHIRE INCOME REALTY, INC.
                          ONE BEACON STREET, SUITE 1500
                           BOSTON, MASSACHUSETTS 02108


                                                                   March 5, 2003


Krupp Government Income Trust
Krupp Government Income Trust II
One Beacon Street
Boston, Massachusetts  02108

Gentlemen:

         Reference is made to the Waiver and Standstill Agreement, dated as of August 22, 2002, by and among Krupp Government Income Trust ("GIT"), Krupp Government Income Trust II ("GIT II" and, collectively with GIT, the "Trusts"), Berkshire Income Realty, Inc. and Berkshire Income Realty-OP, L.P. (the "Waiver Agreement").

         This is to confirm our agreement that, notwithstanding the first sentence of Section 2.3 of the Waiver Agreement, the expiration date of the exemption granted by the Trusts in Section 2.1 of the Waiver Agreement is hereby extended from March 31, 2003 to June 30, 2003. Except for the foregoing, all of the terms and conditions of the Waiver Agreement remain in full force and effect.

         Kindly confirm the foregoing by signing below.


                                        BERKSHIRE INCOME REALTY, INC.


                                        By:  /s/ David C. Quade
                                             ----------------------------------
                                             Name:   David C. Quade
                                             Title:  President


                                        BERKSHIRE INCOME REALTY-OP, L.P.
                                        by:  Berkshire Income Realty, Inc., its
                                             General Partner


                                        By:  /s/ David C. Quade
                                             ----------------------------------
                                             Name:   David C. Quade
                                             Title:  President

Krupp Government Income Trust
Krupp Government Income Trust II                                              2


                                        Acknowledged and agreed as of the date
                                             first above written:


                                        KRUPP GOVERNMENT INCOME TRUST


                                        By:  /s/ Douglas Krupp
                                             ----------------------------------
                                             Name:   Douglas Krupp
                                             Title:  Chairman


                                        KRUPP GOVERNMENT INCOME TRUST II


                                        By:  /s/ Douglas Krupp
                                             ----------------------------------
                                             Name:   Douglas Krupp
                                             Title:  Chairman




                 [Signature Page to Waiver Agreement Amendment]